Consent of Independent Registered Public Accounting Firm

The Board of Directors

Prudential World Fund, Inc.:

We consent to the use of our report dated December 20, 2013, with respect to the financial statements of Prudential Jennison Global Opportunities Fund, a series of Prudential World Fund Inc., incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

February 7, 2014